UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 20, 2014

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of Principal Executive Offices and Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 20, 2014, the board of directors (the “Board”) of Rentrak Corporation (“Rentrak”) approved a plan to sell its Pay-Per-Transaction® (“PPT®”) business and the related assets. While the PPT® business has been a longstanding legacy business of Rentrak, the business has been in a state of decline due to the decline of physical DVD disk rentals from retail stores. While a program to sell the PPT® business has been initiated, Rentrak cannot at this time predict when the completion of its exit from the PPT® business, or the closing of any related divestiture transaction, will occur. Commencing with the fourth quarter of fiscal year 2014, all current and historical results of the PPT® business will be reported as discontinued operations. As of the date of the filing of this report, Rentrak is unable to make a determination as to an estimate or range of estimates with respect to the costs it will incur in connection with the divestiture of the PPT® business. Accordingly, Rentrak will file an amendment to this Form 8-K after an estimate or range of estimates becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary